Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated December 16, 2013, with respect to the consolidated financial statements of Arrowhead Research Corporation and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

September 23, 2014